Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the periodic report of Essential Properties Realty Trust, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Robert W. Salisbury, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	October 21, 2026	By:	/s/ Robert W. Salisbury
Robert W. Salisbury
Executive Vice President, Chief Financial Officer, Chief Strategy Officer and Secretary
(Principal Financial Officer)
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.